EXHIBIT 3

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

This agreement is made pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the “Act”) by and among the parties listed below, each referred to herein as a “Joint Filer.” The Joint Filers agree that a statement of beneficial ownership as required by Section 13(d) of the Act and the Rules thereunder may be filed on each of their behalf on Schedule 13D or Schedule 13G, as appropriate, and that said joint filing may thereafter be amended by further joint filings. The Joint Filers state that they each satisfy the requirements for making a joint filing under Rule 13d-1.

Date: June 25, 2013

CLEARLAKE CAPITAL PARTNERS II, L.P.
By:	Clearlake Capital Partners II GP, L.P.
Its:	General Partner
By:	Clearlake Capital Partners, LLC
Its:	General Partner
By:	CCG Operations, LLC
Its:	Managing Member

/s/ Behdad Eghbali
Name:	Behdad Eghbali
Title:	Manager

HUBSPOKE HOLDINGS, INC.

/s/ Kevin A. Wood
Name:	Kevin A. Wood
Title:	President and Chief Executive Officer

TEM HOLDINGS, INC.

/s/ Kevin A. Wood
Name:	Kevin A. Wood
Title:	President and Chief Executive Officer